Exhibit 1

                             JOINT FILING AGREEMENT


         The undersigned hereby agree as follows:

         (i) Each of them agrees that the Amendment No. 2 to Schedule 13D to which this Agreement is attached as an exhibit is filed on behalf of each of them.

         (ii) Each of them is responsible for the timely filing of such Amendment No. 2 to Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but neither of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

Dated:  June 1, 2000                                    n.v. Union Miniere s.a.


                                                        /s/ Thomas Leysen
                                                        ------------------------
                                                        Thomas Leysen
                                                        Chief Executive Officer


Dated: June 1, 2000                                     Union Miniere USA Inc.


                                                        /s/ Richard C. Laird
                                                        ------------------------
                                                        Richard C. Laird
                                                        Executive Vice President